Exhibit 10.10

Cooperation Agreement

This contract is signed by and between the following parties in Shandong on May 11, 2020 by:

Party A: Rudongyoujia Smart Technology Co., Ltd.

Legal representative: Jian Chen

Contact: Li Qingcai

Tel:

Contact address: room 208, energy building, Rudong County, Nantong City

Contact email：

Party B: Shandong Xinhui Information Technology Co., Ltd.

Legal representative: Lu Xin

Contact: Dong Hongyan

Tel:

Contact address: 2F-D214, No.068 Jin Street, Zhaoyuan City, Yantai City

Contact email：

Through friendly negotiation, Party A and Party B have reached the following agreement on long-term cooperation:

1. Cooperation content

1.1 due to the needs of its own business development, Party A entrusts Party B to provide business support and information consulting services for Party A’s business (hereinafter referred to as “service items”).

1.2 Party B uses the sharing economy intelligent interactive platform and management system to accept the entrustment of Party A to provide comprehensive services. Party B shall find, screen and match suitable personnel (hereinafter referred to as “Party B’s personnel”) to provide services for Party A according to the needs of Party A’s business. Before Party B’s personnel provide services to Party A, Party B shall explain the service contents, service standards, precautions, etc, And be responsible for your supervision and management of the service results, and be responsible to Party A for the service results.

1.3 Party A shall pay the total service fee to Party B according to the services provided by Party B.

2. Cooperation period

2.1 The period of cooperation between both parties is - years, calculated from the date of signing this contract. One month before the expiration of the cooperation, both parties shall negotiate whether to renew the contract. If the other party is not notified in writing that it will not renew the contract, the contract will be automatically renewed for 1 year.

2.2 Party A has the right to unilaterally choose to terminate the cooperation involved in this contract according to its own business development needs, cooperation with Party B and other reasons, but shall notify Party B in writing 10 days in advance so that Party B can deal with the aftermath.

2.3 both parties specially agree that if Party B is unable to continue to provide services due to changes in national or local policies, Party B has the right to unilaterally choose to terminate the cooperation involved in this contract, but shall notify Party A in writing 3 days in advance so that Party A can deal with the aftermath.

3. Cooperation requirements

3.1 each party shall guarantee that it has the right to conclude and fully perform this contract and carry out cooperation under this contract There is no violation of the legitimate rights and interests of others, breach of contracts with others, or violation of Chinese laws and regulations.

3.2 Party B shall provide various services with due diligence according to the relevant instructions/guidelines of Party A.

3.3 the services entrusted by Party A to Party B shall not violate the provisions of relevant laws and regulations, but shall be operated by Party B.

3.4 the services provided by Party B to Party A shall comply with the relevant regulations and requirements on quality and efficiency determined by both parties, which will be communicated to Party B in writing such as e-mail.

3.5 for the services provided by Party B to meet the business needs of Party A, the services do not cause Party A to form a labor or labor contract relationship with the individual providing the services.

3.6 unless otherwise agreed in this agreement, Party A and Party B shall pay relevant taxes respectively in accordance with laws, and Party B shall be responsible for the withholding obligation of personal income tax of Party B’s personnel providing services to Party A.

4. Fees and payment methods

4.1 Party A shall pay the following fees (collectively referred to as “total fees”) to Party B for the comprehensive services provided by Party B:

Total cost = service fee + management fee;

Management fee = service fee x management rate;

(a) Service fee; The service price shall be calculated according to the specific order completion of Party B’s personnel, and the amount of service fee shall be determined according to the order pricing;

b) Management fee: Party B shall charge party a management fee for providing the platform for Party A to use and manage relevant data and other relevant services according to the following standards:

For Party B’s personnel with an income of less than RMB98000 yuan (including RMB98000) in the current month, the rate of management fee in the current month is 5.2%.

4.2 payment method,

Party A shall choose the following method (3) for settlement

1) Monthly settlement:

Party A shall, before the [/] day of the next month, prepare the settlement statement of the previous month according to the work results, remuneration details and service fee amount of Party B who has provided the services agreed in this agreement in the previous natural month, and submit the settlement statement of the previous month to Party B through the special account opened by Party A in Party B’s background system (the date of submission is the settlement date).

2) Settlement on fixed settlement date:

Both parties confirm that [/] day of each month is the fixed settlement day. Before the settlement date, Party A shall prepare the current settlement statement according to the work results, remuneration details and service fee amount of the services provided by Party B in the current month, and submit the current settlement statement to Party B through the special account opened by Party A in Party B’s background system.

3) Settlement on flexible settlement day:

Party A selects flexible settlement day according to the period when Party B submits the current service settlement form, and can settle multiple times a month. Party A shall pay the total expenses of the current period to Party B before 12:00 on the current settlement date. 4.3 under any settlement period, Party A has the right to choose to pay a certain amount of advance payment to Party B’s account before the settlement date.

4.3 under any settlement period, Party A has the right to choose to pay a certain amount of advance payment to Party B’s account before the settlement date, and Party B shall settle the total expenses of the current period with Party A according to the actual business conditions of the current period in accordance with the settlement period specified by Party A in Article 4.2.

4.5 before the 15th of the next month, Party B shall issue a service fee to Party A according to the actual service fee paid by party A last month.

The special VAT invoice of the same amount shall be mailed to the contact address of Party A listed at the beginning of this agreement.

The invoicing information of special invoice is as follows:

Company name:

Taxpayer identification number:

Address:

Tel:

Bank of deposit:

Bank account number:

Billing category:

If Party A changes the billing information, it shall notify Party B in writing at least 10 days in advance. If Party B is not notified in time, the party A shall bear all losses caused thereby.

4.6 both parties hereby further specify:

In addition to paying the total service fee to Party B in accordance with the provisions of this contract, There is no need to pay any other fees to Party B.

5. Confidentiality obligation

5.1 During the validity of this contract, both parties shall perform the obligation of confidentiality for the business information, technical information, financial information, etc. of the other party known due to this contract.

5.2 after the termination of this contract, the confidentiality obligations in this article will continue to be valid.

6. Default clause

6.1 In case of any loss caused to the other - party due to either party’s breach of contract, you shall be liable for compensation.

6.2 If part or all of the terms of the contract cannot be performed due to government actions or force majeure. The party suffering from such act shall not be liable for breach of contract. The foregoing government actions include but are not limited to those caused by national or local governments Party B cannot continue to provide services due to policy changes and other reasons.

7. Applicable law and dispute resolution

7.1 The contract shall be governed by the laws of the people’s Republic of China and shall exclude the application of conflicting laws and regulations.

7.2 In case of any conflict between any content of this contract and the laws of the people’s Republic of China, the legal provisions shall prevail, and the relevant provisions will be modified or reinterpreted in accordance with the legal provisions, while the legal effect of other parts of this contract will remain unchanged.

7.3 In case of any dispute over the interpretation or implementation of this agreement, each party shall first strive to resolve the dispute through friendly negotiation. If the dispute cannot be settled through negotiation within thirty (30) days after one party sends a written notice to the other party to start negotiation, any - party shall submit the dispute to the court where Party B is located for litigation.

8. Others

This contract is made in quadruplicate and shall come into force on the date of sealing by both parties. Each party holds two copies, which have the same legal effect.

Party A: Rudongyoujia Smart Technology Co., Ltd.

Date: May 11, 2020

Party B: Shandong Xinhui Information Technology Co., Ltd.

Date:May 11, 2020

5